Exhibit 99.1

Contact:
Bruce Widener, CEO, 502-657-3507
investors@askbeacon.com
Porter, LeVay & Rose, Inc.:
Marlon Nurse, 212-564-4700
Trilogy Capital Partners:
Darren Minton, 800-592-6067
HIR: Geralyn DeBusk or Hala Elsherbini
972-458-8000

Beacon Solutions Confirms Elimination of Warrant Related Derivative Liability
— Accounting Treatment to Result in Non-Cash Charge —
— Results to be Discussed on Second Quarter Conference Call on Tuesday, May 18, 2010 at 10:00 a.m. EST —
LOUISVILLE, KY, May 13, 2010 — Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, confirms the elimination of its warrant related derivative liability and related accounting treatment.
As previously disclosed, recently issued and adopted accounting pronouncements required that warrants with anti-dilution provisions be valued and reclassified from equity to liability on the Company’s balance sheet. This accounting change resulted in a non-cash liability of approximately $5.7 million on the Company’s previously reported balance sheet as of December 31, 2009.
During the most recent quarter, ending March 31, 2010, the Company obtained consents from a sufficient number of its warrant holders to eliminate the anti-dilution provisions and remove the non-cash liability from its balance sheet prior to the end of the quarter. This change will result in a significant reduction in total liabilities, which will be reflected on the Company’s balance sheet in its upcoming filing on Form 10-Q, along with a related one-time non-cash charge, which will be reflected under results of operations for the three and six months ending March 31, 2010.
Beacon’s management team will discuss these items in more detail during the Company’s second quarter conference call on Tuesday, May 18, 2010, at 10:00 a.m. Eastern. The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 72831986. Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID. Please dial in 15 minutes prior to the beginning of the call.
The conference call will be simultaneously webcast and available on the company’s website, www.askbeacon.com, under the “investor relations” tab.

About Beacon Enterprise Solutions Group, Inc.
Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. Beacon is headquartered in Louisville, Ky., with regional headquarters in Dublin, Ireland and Zurich, Switzerland and personnel located throughout the United States and Europe.
For comprehensive investor relations material, including fact sheets, research reports, interviews and video, please follow the appropriate link: Investor Relations Portal, Investor Fact Sheet, Research Report and CEO Overview Video
For additional information, please visit Beacon’s corporate website: www.askbeacon.com
This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
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